UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2018

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 19, 2018, Office Depot, Inc. (the “Company”) announced the appointment of Scott A. Kriss, 49, to serve as the Senior Vice President and Chief Accounting Officer of the Company, effective April 3, 2018 (the “Effective Date”). Mr. Kriss previously served as SVP, Chief Accounting & Tax Officer of The Wendy’s Company and subsidiaries (“Wendy’s”) from November 2014 to March 2018. From June 2012 to November 2014, Mr. Kriss served as SVP, Tax of Wendy’s.

Mr. Kriss’ annual base salary will be $360,000. In addition, Mr. Kriss will be eligible to participate in the Office Depot, Inc. 2018 Corporate Incentive Plan with a target incentive payout set at 60% of his annual eligible earnings; receive a long term incentive award equal to a value of $300,000 under the Office Depot, Inc. 2018 Long Term Incentive Plan on the Effective Date; and will be eligible for the Company’s Executive Car Allowance Program.

A copy of the Company’s press release announcing the appointment of Mr. Kriss as the Senior Vice President and Chief Accounting Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press release of Office Depot, Inc., dated March 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: March 19, 2018	/s/ N. DAVID BLEISCH
N. David Bleisch
Executive Vice President, Chief Legal Officer
& Corporate Secretary